Loan No. 006561

EXHIBIT 10.26

UNCONDITIONAL GUARANTY

THIS GUARANTY is made this 27th day of December, 2005, by AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Guarantor”), to and for the benefit of GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK, a New York corporation (“Lender”).

BACKGROUND

COOPER’S POINTE CPGF 22, L.P., a Delaware limited partnership (“Borrower”), has applied to Lender for a loan (the “Loan”) in the principal amount of Seven Million Seven Hundred Thirty-five Thousand and 00/100 Dollars ($7,735,000.00).  The Loan will be evidenced by a Promissory Note (the “Note”) in the amount of the Loan and will be secured by, inter alia, a Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Financing Statement (the “Mortgage”) on real property located in Charleston County, South Carolina (the “Property”).  The Mortgage and all other loan documents executed by Borrower in connection with the Loan are referred to herein collectively as the “Loan Documents.”

Lender’s willingness to make the Loan is conditioned upon Guarantor’s execution and delivery to Lender of this Guaranty.

NOW, THEREFORE, in consideration of benefits to Guarantor from Borrower, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and to induce Lender to make the Loan to Borrower, Guarantor agrees as follows:

1.

Unconditional Guaranty of Non-Recourse Exceptions.

Guarantor unconditionally, absolutely and irrevocably guarantees the due and punctual payment of, and shall be fully and personally liable to Lender for, the items set forth in paragraphs 11(b) and 11(c), inclusive, of the Note (the “Non-Recourse Exceptions”), together with any fees and costs, including attorneys’ fees, incurred in enforcing and collecting the Non-Recourse Exceptions.  The Non-Recourse Exceptions are as follows:

(a)

Any and all claims, demands, damages, losses, liabilities, fines, penalties, fees, liens, costs and expenses, including attorneys’ fees suffered or incurred by Lender on account of or in connection with the following:

(i)

waste to the Property or any fraud or willful misrepresentation committed by Borrower;

(ii)

any retention of rental income or other income of the Property collected by Borrower after a default has occurred under the Note and prior to the cure (if any) of such default, to the extent that any such retention is not applied to the operation of the Property (i.e., capital and operating expenses) and the retention of security deposits or other deposits made by tenants which are not paid to tenants when due or transferred to Lender or any other party acquiring the Property at a foreclosure sale or by deed in lieu of foreclosure;

(iii)

all property taxes or assessments accrued prior to the Lender’s taking title to the Property, to the extent Lender does not have adequate funds that have been escrowed solely for such purpose to pay such amounts;

(iv)

the removal or failure to replace any personal property or fixtures encumbered by the Mortgage;

(v)

the misapplication of any proceeds under any insurance policies or awards resulting from condemnation or the exercise of the power of eminent domain or by reason of damage or destruction to any portion of the Property or any building or buildings located thereon;

(vi)

Borrower’s failure to maintain hazard, liability or other insurance as required by the Loan Documents; and

(vii)

the presence of any Hazardous Substances (as defined in the Mortgage), including asbestos, on the Property and the breach of any material covenant or material warranty or any material misrepresentation by Borrower under the Mortgage, the Environmental Indemnity Agreement executed by Borrower and Guarantor of even date (the “Environmental Indemnity”), or any of the other Loan Documents with respect to Hazardous Substances, and Borrower’s failure to perform any obligations under the Environmental Indemnity.  Borrower shall have no liability for Hazardous Substances which are introduced to the Property subsequent to: (a) the date of a sale of the Property and assumption of the Loan, but only if the transferring Borrower and Guarantor are released from liability in accordance with Section 4.2(g) of the Mortgage, or (b) the date Lender or a third party acquires title to the Property through foreclosure or a deed in lieu of foreclosure (either such dates being referred to as the “Transfer Date”); provided, however, Borrower and Guarantor shall bear the burden of proof that the introduction and initial release of any such Hazardous Substance (x) occurred subsequent to the Transfer Date, (y) did not occur as a result of any action of Borrower or its agents, and (z) did not occur as a result of continuing migration or release of any Hazardous Substance introduced prior to the Transfer Date in, on, under or near the Property.

(b)

The full amount due under the Note, including accrued interest and all other amounts due with respect to the Mortgage and other Loan Documents, and for the promises contained therein, upon the occurrence of one or more of the following:

(i)

there is a “Transfer” as defined in Section 4.1 of the Mortgage, except as may be otherwise permitted in the Mortgage; or

(ii)

subordinate financing is placed against the Property, except as may be otherwise permitted in the Mortgage.

2.

Acknowledgments, Representations, Warranties and Certifications.

(a)

Guarantor acknowledges and agrees that:

(i)

Guarantor either has reviewed, or has had an opportunity to review, the Loan Documents, and is otherwise fully familiar with the terms of the Loan;

(ii)

This Guaranty constitutes an obligation to Lender which is separate and distinct from the obligation of Borrower to Lender under the Loan Documents; and

(iii)

Guarantor is signing this Guaranty as an inducement to Lender to make the Loan, and further acknowledges that Lender would not make the Loan without this Guaranty.

(b)

Guarantor represents and warrants to Lender that Guarantor is either financially interested in Borrower or will receive other benefits from Borrower as a result of this Guaranty.

(c)

Guarantor hereby certifies to Lender, as a material inducement to completing the funding of the Loan to Borrower, that there has not been:

(i)

Any material adverse change with respect to the security, as defined in the Loan Application delivered to and accepted by Lender in connection with the Loan, or in the finances and business operations of the Guarantor between the date of the financial statements delivered to Lender and the date hereof; or

(ii)

Any legal proceedings commenced by or against Guarantor looking to the reorganization of Guarantor or any arrangement, composition or readjustment of the Guarantor’s indebtedness or any liquidation or dissolution of the Guarantor or similar relief under the Federal Bankruptcy Act as now in force, or under any other federal or state statute of similar import.

3.

Waivers By Guarantor and Rights of Lender.  Guarantor agrees that Lender may deal exclusively with Borrower in all matters relating to the Loan without notice to or the approval of Guarantor.  It is intended that Guarantor shall remain unconditionally, absolutely and irrevocably liable hereunder regardless of any act or omission which might otherwise directly or indirectly result, by operation of law or otherwise, in the discharge or release in whole or in part of Borrower, Guarantor or any other person, or the discharge, release or impairment of any collateral (the “Collateral”) now or hereafter held as security for any of the obligations under the Loan Documents or this Guaranty.  Without limiting the generality of the foregoing, Guarantor hereby waives the following and agrees that Lender may do or fail to do any of the following one or more times, without notice to or the approval of Guarantor, all without diminishing, altering or otherwise affecting the unconditional, absolute and irrevocable liability of Guarantor hereunder:

(a)

Guarantor waives notice of Lender’s acceptance of this Guaranty;

(b)

Guarantor waives notice of Lender’s advances of Loan funds, extension of credit to Borrower and any payment of obligations of Borrower;

(c)

Guarantor waives notice of default under the Loan Documents;

(d)

Lender may extend, renew, accelerate or otherwise change the time for payment and performance of any of Borrower’s obligations under the Loan Documents and may otherwise modify and change the terms, conditions and covenants of the Loan Documents, including without limitation increase or decrease of the rate of interest on the Loan, provided, however, that nothing in this clause (d) is intended to grant Lender the right to make any such modification or change without the approval of Borrower unless Lender has the right to do so without Borrower’s approval under the Loan Documents or as a matter of law;

(e)

Lender may release Borrower, any Guarantor or any other person now or hereafter having any liability under the Loan Documents;

(f)

Lender may take and hold Collateral for the payment of all principal and interest of the Note and any other moneys due or which may become due under the Loan Documents and performance and observance by Borrower of all of the other terms, covenants and conditions of the Loan Documents (collectively, the “Indebtedness”), and may release, surrender, substitute, take additional, or exchange, any such Collateral Lender now holds or may later acquire;

(g)

Lender does not have to marshal assets and may direct the order or manner of sale of the Collateral as Lender in its discretion may determine;

(h)

Lender may apply any money or Collateral to the repayment of any obligations due to Lender under the Loan Documents in any order Lender in its discretion may determine;

(i)

Lender may forbear from pursuing Borrower, any other guarantor or any other person, or forbear from foreclosing or otherwise realizing upon any Collateral or other guaranty;

(j)

Lender may impair or fail to perfect a security interest in any Collateral;

(k)

Lender may sell Collateral in any manner Lender in its discretion may determine, without notice to Guarantor and whether or not such sale is commercially reasonable;

(l)

Guarantor waives any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution, subrogation or any other right or remedy of Guarantor against Borrower, any other guarantor, or any other person to recover amounts which Guarantor is obligated to pay under this Guaranty;

(m)

Guarantor waives any defense based upon election of remedies and any anti-deficiency statute, it being intended that this Guaranty shall survive any and all realization upon Collateral.  Such waiver shall include without limitation any defense that a foreclosure of Collateral, whether judicial or nonjudicial, discharged Guarantor’s obligations under this Guaranty;

(n)

Guarantor waives any defense arising by reason of any invalidity, ineffectiveness or unenforceability of all or any portion of the Loan Documents or on the basis of any other defense (other than full payment in cash of any monetary obligation or full performance of any other obligation) available to Borrower, any other guarantor or any other person;

(o)

Guarantor waives any defense arising out of lack of diligence or out of delay in enforcement, collection or realization under the Loan Documents; and

(p)

Guarantor waives demand for payment, demand for performance, notice of non-payment, notice of non-performance, presentment, protest, notice of dishonor, and indulgences and notices of every other kind.

(q)

Guarantor waives (i) any defense arising because of Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of any application of Section 1111 (b)(2) of the Federal Bankruptcy Code, and (ii) any defense based on any borrowing or grant of a security interest under Section 361 of the Federal Bankruptcy Code.

4.

Lender’s Right Not to Proceed Against Borrower, Other Persons or Collateral; Lender’s Remedies.  This Guaranty may be enforced against Guarantor without attempting to collect (or without exhausting its efforts to collect) from Borrower, any other guarantor or any other person who may be liable for Borrower’s obligations, and without attempting to enforce (or exhausting its efforts to enforce) Lender’s rights in any Collateral.  Lender may exercise its remedies available under this Guaranty and the Loan Documents and available at law and in equity in such order as Lender in its discretion may determine.  Lender may join Guarantor in any suit in connection with the Loan Documents or may proceed against Guarantor in a separate action.  If suit, sale, foreclosure or other remedy is availed of, only the net proceeds therefrom, after deducting all charges and expenses of any kind and nature whatsoever, shall be applied to the reduction of the Indebtedness, and Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment under or enforcement of this Guaranty.  At any sale of Collateral, Lender may, at its discretion, purchase all or any part of such Collateral and apply against the amount bid therefor an equal amount of the Indebtedness.

5.

Bankruptcy and Assignment of Rights.  Guarantor’s obligation to make payment under the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner by any impairment, modification, change, release, defense or limitation of the liability of Borrower or of a receiver, trustee, debtor in possession or estate under any bankruptcy, receivership or insolvency proceeding.  If any payment made by Borrower is reclaimed in a bankruptcy or receivership proceeding, Guarantor shall pay to Lender the dollar amount of the amount reclaimed.  Guarantor hereby assigns to Lender all rights Guarantor may have in any proceeding involving Borrower under any federal bankruptcy act or state receivership proceedings, whether or not such rights relate to this Guaranty.  Such assignment shall not diminish, alter or otherwise affect Guarantor’s liability under this Guaranty.

6.

Guarantor’s Duty to Keep Informed of Borrower’s and Others’ Financial Condition.  Guarantor is now adequately informed of Borrower’s financial condition.  Guarantor has established adequate means of obtaining, and will obtain from Borrower in the future, all financial and other information regarding Borrower, any other guarantor, any other person and the Loan as is deemed appropriate by Guarantor.  Lender shall have no obligation, now or in the future, to provide any such information to Guarantor.

7.

Waiver of Right of Subrogation.  Until the Indebtedness shall have been paid and performed in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, any other guarantor or any other person, and waives any benefit of, and any right to participate in, any of the Collateral.

8.

Subordination of Debt.  Any debt of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness, and such debt, if Lender so requests, shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Indebtedness, but without reduction or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

9.

Attorneys’ Fees and Collection Expenses.  Guarantor agrees to reimburse Lender on demand for all legal fees and other costs and expenses incurred by Lender in collecting, enforcing or defending this Guaranty, together with interest thereon from date of disbursement at the default rate of interest stated in the Note.  Such fees, costs and expenses shall include those incurred with or without suit and in any trial, any appeal therefrom or review thereof, any proceedings under any present or future federal bankruptcy or state receivership proceeding and any post-judgment collection proceedings.

10.

Payment of Loan; Effect of Bankruptcy.  Except as otherwise provided in paragraph 5 above, this Guaranty shall terminate upon payment and performance in full of the Indebtedness; provided, however, that it shall be automatically reinstated if any payment is reclaimed in a bankruptcy or receivership proceeding, until Guarantor pays Lender the amount reclaimed or the amount is otherwise paid to Lender and is not subject to further reclamation.

11.

Binding Effect.  This Guaranty shall be binding upon and enforceable against Guarantor, Guarantor’s legal representatives, successors and assigns, and shall inure to the benefit of and may be enforced by Lender and Lender’s successors and assigns.

12.

Assignment.  Lender may assign the Loan Documents and this Guaranty, or any of them, in whole or in part, and may grant participations therein, without notice to Guarantor and without affecting Guarantor’s liability under this Guaranty.

13.

Construction.  Unless some other meaning and intent is apparent from the context, the plural shall include the singular and vice versa, and masculine, feminine and neuter words shall be used interchangeably.

14.

Governing Law; Jurisdiction.  This Guaranty shall be governed by and construed according to the laws of the State of South Carolina.  Guarantor consents to the jurisdiction of the courts of the State of South Carolina.

15.

Joint and Several Liability; Independent Obligations.  The obligations of Guarantor and all other guarantors of the Loan are joint and several.  The obligations of Guarantor and each other guarantor of the Loan are independent of those of Borrower, any other guarantor and any other person, and a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against any other guarantor, Borrower or any other person.

16.

Entire Agreement; Modifications.  This agreement constitutes the entire understanding between Lender and Guarantor and no course of prior dealing between the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement or modify the terms of this Guaranty.  This Guaranty may be changed, modified or supplemented only through a writing signed by Guarantor and Lender.

17.

Invalid Provisions.  If any provision of this Guaranty is invalid, illegal or unenforceable, such provision shall be considered severed from the rest of this Guaranty and the remaining provisions shall continue in full force and effect as if the invalid provision had not been included.

18.

Waiver of Trial by Jury.  LENDER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  GUARANTOR ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE GUARANTOR, THAT THE LENDER WOULD NOT HAVE EXTENDED CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT GUARANTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER TO UNDERSTAND THE LEGAL EFFECT OF THIS WAIVER.

Guarantor acknowledges that the above paragraph has been expressly bargained for by Lender as part of the transaction with Borrower and that, but for Guarantor’s agreement thereto, Lender would not have extended the Indebtedness for the terms and at the interest rates provided.

19.

Financial Information.  Guarantor shall furnish to Lender, at Lender’s request, audited financial statements prepared by an independent certified public accountant, together with a true and correct copy of Guarantor’s most recent federal income tax return.  Guarantor irrevocably authorizes Lender to obtain credit reports on Guarantor on one or more occasions during the term of the Loan.

20.

Counterparts.  This Guaranty may be executed in counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has caused this instrument to be executed as of the day and year first above written.

AIMCO PROPERTIES, L.P., a Delaware limited partnership

By:

AIMCO-GP, Inc., a Delaware corporation, its General Partner

By:

/s/ Patti K. Fielding

Patti K. Fielding, Executive Vice President and Treasurer

(“Guarantor”)